Exhibit 99

         Advanced Marketing Services Announces Restatement and
  Revised Guidance Concerning Fiscal Year 2004 Financial Performance

   SAN DIEGO--(BUSINESS WIRE)--Jan. 14, 2004--Advanced Marketing Services, Inc. (NYSE:MKT) announced today that it will restate its previously filed financial statements for the fiscal years in the five-year period ended March 31, 2003. The Company also issued revised earnings guidance for the fiscal year ending March 31, 2004.
   The restatement results from the Company's ongoing review of its cooperative advertising practices and related accounting, and relates primarily to the timing and quantification of recognition of revenue and reversal of accrued liabilities. The effect of the restatement currently is expected to be a total reduction to cumulative net income for the five-year period of between approximately $3.0 million and $9.0 million. Cumulative net income for the five-year period, as previously reported, was $85.0 million.
   The Company's review has established that for the five-year period: (1) the estimated circulation communicated to publishers for some cooperative advertising publications was greater than actual subsequent circulation; and (2) certain accrued liabilities related to cooperative advertising were inappropriately reversed into income. The Company has determined that the advertising revenue and related costs, and the income from the accrued liabilities reversed, should be deferred until the Company completes the process of reaching appropriate resolutions with customers and vendors.
   The Company has strengthened its internal controls and procedures, including revenue recognition guidelines, and has implemented other remedial measures, including the restructuring of its advertising department, to prevent recurrence of the circumstances that led to the restatement.
   Because the restatement involves the deferral of certain revenue and income, a portion of the reduction to the cumulative net income for the five-year period may be earned in future periods upon: (1) the completion of resolutions with customers and publishers; and (2) the performance of services and incurrence of costs arising out of those resolutions that are deemed necessary for revenue recognition. The remaining portion of the amount restated will be paid to customers and vendors.
   The restatement constitutes an event of default under the Company's Revolving Credit Agreement, and the banks have agreed to forbear the default through January 30, 2004. The forbearance is consistent with the previously reported agreement with the banks to forbear until January 30, 2004, the event of default resulting from the Company's delay in timely filing its Forms 10-Q for the first and second quarters of fiscal year 2004. The Company intends to complete and file its Forms 10-Q as promptly as possible. The Company is seeking a longer forbearance from the banks, but there can be no assurance that they will continue to forbear thereafter. As of January 14, 2004, the Company had no outstanding balance under the Revolving Credit Agreement.
   The estimated range of the restatement in this public announcement relates solely to the resolutions with vendors and customers described above, and is independent of the ongoing investigations being conducted by the United States Attorney for the Southern District of California and the Securities and Exchange Commission. The Company is cooperating fully in the investigations but cannot predict the outcomes of the investigations.
   The information and estimates concerning the restatement described in this public announcement are subject to completion of analyses by the Company and of required audit work by the Company's independent auditor. The Company intends to file an amended Form 10-K for the year ended March 31, 2003, including restated financial statements, as soon as the required analyses and audits have been completed. The Company cautions that, until the amended Form 10-K is filed, its historical financial statements should not be relied upon. The Company intends to file its Forms 10-Q for first three quarters of fiscal year 2004 ended June 2003, September 2003 and December 2003 as soon as the amended Form 10-K is filed.
   The Company also announced today a revision of previously announced guidance relating to financial performance for its fiscal year 2004 ending March 31, 2004. The Company continues to believe that net sales for the full year will approximate the $1.0 billion to $1.1 billion previously announced. However, after analyzing the mix of products sold during the third quarter, which included the holiday season, the Company now believes that earnings per share will be in the approximate range of $0.30 to $0.40 per diluted share. Most of the decrease results from higher-than-forecasted sales of lower-margin bestseller and mass-market categories, lower-than-forecasted sales of the higher-margin juvenile, gift and cookbook categories, and costs related to the ongoing investigations by the US Attorney and the Securities and Exchange Commission.
   The Company expects that the shift in sales mix toward lower-margin categories may continue, and is addressing ways to reduce costs and improve efficiency in response to the trend. One example is described in a separate public announcement made today concerning the consolidation of the Company's distribution operations. The current plan is to close the Reno facility by June 2004. The facility was acquired as part of the Publishers Group West acquisition in January 2002. The Company estimates expenses associated with this action to be approximately $3.0 million, with $1.0 million falling in the fourth quarter of fiscal year 2004 and $2.0 million falling in fiscal year 2005. Ongoing annual savings are estimated to be approximately $2.0 million, with a portion of these savings derived from lower costs associated with the new AMS warehouse management system (PkMS).
   The Company is fully focused on resolving the issues that led to the restatement as it moves toward being able once again to file its financial statements in a timely manner. It is equally committed, with projections to reach the $1.0 billion net sales milestone in the current fiscal year, to continue to take steps to increase productivity and restore historical profit levels.

   ABOUT ADVANCED MARKETING SERVICES, INC.

   Headquartered in San Diego, CA, the Company is a leading global provider of customized wholesaling, distribution and custom publishing services to the book industry. The Company provides a full range of value-added services that provide AMS customers with book-buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. The Company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists efficiently and effectively to manage global book distribution systems for the benefit of its warehouse clubs and book store customers. The Company has extensive operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,400 people worldwide.
   Recent public announcements about the Company are available both on the Company's Web site, www.advmkt.com, and on Business Wire, www.businesswire.com.

   Forward-looking statements in this public announcement are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Certain important factors could cause results to differ materially from those anticipated in the forward-looking statements, including risk factors that are discussed in the period reports that the Company files from time to time with the Securities and Exchange Commission. The forward-looking statements include the following:

   -- The effect of the restatement will be a total reduction to cumulative net income for the five-year period of between $3.0 million and $9.0 million.

   -- A portion of the restated amount may be recovered in future periods upon: (1) the completion of resolutions with customers and publishers; and (2) the performance of services and incurrence of costs arising out of those resolutions that are deemed necessary for revenue recognition.

   -- The Company is in the process of reaching appropriate resolutions with customers and vendors.

   -- The information and estimates concerning the restatement are subject to completion of analyses by the Company and of required audit work by the Company's independent auditor.

   -- The Company expects that the shift in mix toward lower-margin categories may continue and is addressing ways to reduce costs and improve efficiency in response to the trend.

   --  The current plan is to close the Reno facility by June 2004.

   -- The Company estimates expenses associated with this action to be approximately $3.0 million, with $1.0 million falling in the fourth quarter of fiscal year 2004 and $2.0 million falling in fiscal year 2005.

   -- Ongoing annual savings are estimated to be approximately $2.0 million.

   -- The Company is fully focused on resolving the issues that led to the restatement as it moves toward being able once again to file its financial statements in a timely manner.

   -- The Company is equally committed, with projections to reach the $1.0 billion net sales milestone in the current fiscal year, to continue to take steps to increase productivity and restore historical profit levels.

   -- The Company continues to believe that net sales for the full year will approximate the $1.0 billion to $1.1 billion previously announced.

   -- The Company now believes that earnings per share will be in the approximate range of $0.30 to $0.40 per diluted share.

    CONTACT: Advanced Marketing Services, Inc.
             Chuck Williams, 858-450-3545
             chuckw@advmkt.com
               or
             The McQuerter Group
             Greg McQuerter, 858-450-0030 x140
             twilmott@mcquerter.com